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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 23, 1996, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 29, 1996, which is incorporated by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (Registration Nos. 333-14111, 333-14111-01, 333-14111-02, 333-14111-03) (the "Amendment"). We consent to the incorporation by reference in this Amendment of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP


Los Angeles, California
November 25, 1996